UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2008

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185		62-0803242
(State or Other Jurisdiction	(Commission File Number)		(IRS Employer
of Incorporation)			Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE		38103
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

__________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On November 14, 2008, First Horizon National Corporation (the “Company”) issued and sold 866,540 shares (“Preferred Shares”) of Fixed Rate Cumulative Perpetual Preferred Stock, Series CPP, along with a Warrant to Purchase Common Stock (“Warrant”) to purchase 12,743,235 shares of the Company’s common stock for $10.20 per share, to the United States Department of the Treasury (the “Treasury”) for a total cash price of $866,540,000. The Warrant is filed with this Report as Exhibit 3.2.

The sale transaction occurred in connection with, and is governed by, the Treasury Capital Purchase Program (“CPP”) administered by the Treasury under the Troubled Asset Relief Program (“TARP”). In connection with the sale transaction, on November 14, 2008 the Company entered into a letter agreement (“Purchase Agreement”) with the Treasury dated as of November 14, 2008, which includes, as Exhibit A, Securities Purchase Agreement – Standard Terms (the “SPA”). The designation, powers, preferences and rights of the series comprised of the Preferred Shares are set forth in the Designation referred to in Item 5.03 of this Report. Item 5.03 is incorporated into this Item by this reference. The Designation is filed as Exhibit 3.1 to this Report. The forms of the Designation and the Warrant are annexes to the SPA. The Purchase Agreement, including the SPA, is filed with this Report as Exhibit 10.3.

Significant terms of the Purchase Agreement, including the Designation, the Warrant, and the SPA, include the following:

a.

The Preferred Shares carry a 5% per year cumulative preferred dividend rate, payable quarterly. The dividend rate increases to 9% after five years. Dividends compound if they accrue in arrears. Preferred Shares have a liquidation preference of $1,000 per share plus accrued unpaid dividends.

b.

The Preferred Shares have no redemption date, and the holder of the Shares has no right to compel the Company to purchase the Shares. The holder does have certain registration rights to facilitate a sale of the Shares.

c.

During the first three years after the sale, the Company may not redeem the Preferred Shares except in conjunction with a qualified equity offering meeting certain requirements. After three years, the Company may redeem the Preferred Shares for $1,000 per share plus accrued and unpaid dividends, in whole or in part, subject to the approval of the Company’s primary banking regulator (currently the Federal Reserve Board).

d.	During the time that the Preferred Shares are outstanding, a number of restrictions apply to the Company, including, among others:

	1)	The Preferred Shares have a senior rank. The Company is not free to issue other preferred stock that is senior to the Preferred Shares.

2)

Until the third anniversary of the sale of the Preferred Shares, unless the Preferred Shares have been redeemed in whole or the Treasury has transferred all of them, the Company may not increase its common cash dividend or repurchase common or other equity shares (subject to certain limited exceptions) without Treasury’s approval. Currently, the Company does not pay a regular cash dividend on its common shares.

3)

If the Company were to resume paying a cash dividend in the future, any such dividend would have to be discontinued if a preferred dividend were missed. Any such discontinuance could be resumed only if all preferred dividends in arrears were paid. Similar restrictions apply to the Company’s ability to repurchase common or other equity shares if preferred dividends are missed.

4)

Failure to pay the preferred dividend is not an event of default. However, a failure to pay a total of six preferred dividends, whether or not consecutive, gives the holders of the Preferred Shares the right to elect two directors to the Company’s Board of Directors. That right will continue until the Company pays all dividends in arrears.

5)

In conformity with requirements of the SPA and the TARP, the Company has obtained from its executive officers a Compensation Restriction Agreement that affects certain compensation arrangements in certain circumstances. Item 5.02(e) of this Report provides additional information concerning this Compensation Restriction Agreement, and is incorporated into this Item by this reference. The form of this Compensation Restriction Agreement is filed with this Report as Exhibit 10.1.

6)

As required by the SPA, the Company has obtained a waiver of certain rights from each of its initial Senior Executive Officers, or SEOs. The form of this waiver is filed with this Report as Exhibit 10.2.

e.

The Preferred Shares generally are non-voting, other than in connection with proposals to issue preferred stock senior to the Preferred Shares, certain merger transactions, and amendments to the rights of the holder of the Preferred Shares, and other than in connection with the Board representation rights mentioned in d.4. above.

f.

The Warrant is exercisable immediately and expires in ten years. The Warrant has anti-dilution protections, registration rights, and certain other protections for the holder. The Treasury has agreed not to exercise voting rights with respect to common shares it may acquire upon exercise of the Warrant. The number of common shares covered by the Warrant may be reduced by up to 50% if the Company completes an equity offering meeting certain requirements by December 31, 2009. If the Preferred Shares are redeemed in whole, the Company has the right to purchase any common shares held by the Treasury at their fair market value at that time.

ITEM 3.02  Unregistered Sales of Equity Securities.

Item 1.01 is incorporated into this Item by this reference. The sale of the Preferred Shares and the Warrant to the Treasury on November 14, 2008 was not registered under the Securities Act of 1933, as amended, in reliance on Section 4(2) of that Act. The sale to the Treasury involved no public offering. The Company did not engage in general solicitation or advertising in connection with the issuance and sale of the Preferred Shares or the Warrant, and did not engage an underwriter or placement agent.

ITEM 3.03  Material Modification to Rights of Security Holders.

Items 1.01 and 5.03 are incorporated into this Item by this reference.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      Compensation Actions Related to Named Executive Officers

Participants in TARP programs are required to have in place certain limitations on the compensation of certain executives, applicable in certain situations. On November 11, 2008, in anticipation of the Company’s participation in the CPP, the Board of Directors of the Company approved a form of letter agreement (“Compensation Restriction Agreement”) with all officers who are executive officers (for purposes of the Securities and Exchange Commission rules). All executive officers were asked to execute and deliver the Compensation Restriction Agreement, and at the time this Report is filed all have done so. The Board’s present intent is that in the future, so long as the Company remains a CPP or TARP participant, all persons who are hired or promoted into an executive officer position will be asked to execute and deliver a substantially similar agreement.

The Compensation Restriction Agreement provides for restrictions on compensation in certain circumstances. Although all executives have signed the Agreement, at any given moment in time the restrictions apply only to five senior executive officers, or SEOs, as defined under the TARP. The officers who are SEOs will change from time to time, but generally are the Company’s chief executive officer, chief financial officer, and three most highly compensated executives other than those two. The Compensation Restriction Agreement is filed as Exhibit 10.1 to this Report. Key provisions of the Compensation Restriction Agreement applicable to SEOs from time to time include:

1.

Golden parachute payments to SEOs are prohibited. Generally, as a result of this provision, severance payments are limited to 2.99 times the SEO’s average compensation over the preceding five years. Certain exceptions apply for vested retirement and deferred compensation benefits, among other things.

2.

Bonus and incentive compensation paid to an SEO is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

In addition, the SPA required the Company to provide to the Treasury at the closing of the sale of Preferred Shares and Warrant a waiver form signed by the five persons who are the Company’s SEOs at closing. The Company’s initial SEOs are D. Bryan Jordan, Thomas C. Adams, Jr., Charles G. Burkett, Frank Gusmus, and Charles T. Tuggle Jr. The waiver form supports the restrictions on compensation described above. The waiver form is filed as Exhibit 10.2 to this Report.

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws

(a)      On November 12, 2008, the Company filed Articles of Amendment of the Amended and Restated Charter of First Horizon National Corporation (“Designation”) with the Secretary of State of Tennessee. The Designation established the designation, powers, preferences and rights of the shares of a new series of preferred stock: Fixed Rate Cumulative Perpetual Preferred Stock, Series CPP. The Designation implemented authority given to the Company’s Board of Directors pursuant to Article 10 of the Company’s Amended and Restated Charter, as amended. The Designation was effective immediately upon filing.

The Designation was approved and filed in order to allow the Company to issue shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series CPP in connection with the CPP. Item 1.01 is incorporated into this Item by this reference. The Designation is filed as Exhibit 3.1 to this Report.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit #	Description
3.1	Articles of Amendment of the Amended and Restated Charter of First Horizon National Corporation, designating Fixed Rate Cumulative Perpetual Preferred Stock, Series CPP

3.2	Warrant to Purchase Common Stock dated November 14, 2008

10.1	Form of letter agreement with executive officers related to compensation, in conformity with the Troubled Asset Relief Program

10.2	Form of waiver required of initial senior executive officers in connection with sale of preferred stock under the Troubled Asset Relief Program

10.3	Letter agreement dated November 14, 2008 with the U.S. Department of the Treasury, including Securities Purchase Agreement – Standard Terms

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreements referred to in this Report, each party makes representations and warranties to the other party. Those representations and warranties are made only to and for the benefit of the other party in the context of a business agreement. Exceptions to such representations and warranties may be partially or fully waived by such party, or not enforced by such party, in its, his, or her discretion. No such representation or warranty may be relied upon by any other person for any purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: November 17, 2008	By: /s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel, and Corporate Secretary

EXHIBIT INDEX

EX-3.1	Articles of Amendment of the Amended and Restated Charter of First Horizon National Corporation, designating Fixed Rate Cumulative Perpetual Preferred Stock, Series CPP

EX-3.2	Warrant to Purchase Common Stock dated November 14, 2008

EX-10.1	Form of letter agreement with executive officers related to compensation, in conformity with the Troubled Asset Relief Program

EX-10.2	Form of waiver required of initial senior executive officers in connection with sale of preferred stock under the Troubled Asset Relief Program

EX-10.3	Letter agreement dated November 14, 2008 with the U.S. Department of the Treasury, including Securities Purchase Agreement – Standard Terms